                                                                       EXHIBIT A


     DIRECTORS AND OFFICERS OF TELEFONAKTIEBOLAGET LM ERICSSON ("ERICSSON")

NAME AND CITIZENSHIP                    BUSINESS ADDRESS                             PRINCIPAL OCCUPATION
Karl-Arne Ingemar Alsmar                Ericsson Ltd.                                Executive Vice President of
Citizenship:  Sweden                    1 St James' Square                           Ericsson
                                        London SW14 4ER
                                        United Kingdom

Ragnar Back                             Ericsson Ltd.                                Executive Vice President of
Citizenship:  Sweden                    1 St James' Square                           Ericsson
                                        London SW14 4ER

Monica Bergstrom                        Ericsson Telecom AB                          Employee Representative
Citizenship:  Sweden                    SE-14980 Nynashamn
Deputy Director                         Sweden

Christer Binning                        Ericsson Mobile Communications AB            Employee Representative
Citizenship:  Sweden                    Box 901
Deputy Director                         SE-69229 Kumla
                                        Sweden

Mats Dahlin                             Ericsson Radio Systems AB                    President of Ericsson Radio
Citizenship:  Sweden                    Torshamnsgat. 23                             Systems AB
                                        SE-164 80 Stockholm
                                        Sweden

Goran Engstrom                          Ericsson Microwave Systems AB                Marketing Manager, Employee
Citizenship:  Sweden                    Flojelbergsgatan 2a                          Representative
Director                                SE-431 84 Molndal
                                        Sweden

Niall FitzGerald                        Unilever plc                                 Chairman of Unilever plc
Citizenship:  Ireland                   Unilever House, Blackfriars
Director                                London EC4P 4BQ
                                        United Kingdom

Sten Fornell                            SE-126 25 Stockholm                          Executive Vice President
Citizenship:  Sweden                    Sweden                                       and Chief Financial Officer
                                                                                     of Ericsson

Bengt Forssberg                         Ericsson Latin America, Inc.                 Executive Vice President of
Citizenship:  Sweden                    301 Brickell Key Drive                       Ericsson
                                        Courvoisier Center II, Suite 511
                                        Miami, Florida 33131

Tom Hedelius                            Svenska Handelsbanken                        Chairman of Svenska
Citizenship:  Sweden                    SE-10670 Stockholm                           Handelsbanken
Deputy Chairman and Director            Sweden

NAME AND CITIZENSHIP                    BUSINESS ADDRESS                             PRINCIPAL OCCUPATION
Jan Hedlund                             Ericsson Radio Access AB                     Metal Worker, Employee
Citizenship:  Sweden                    Torshamnsgatan 21-23                         Representative
Director                                SE-16480 Stockholm
                                        Sweden

Kurt Hellstrom                          Telefonaktiebolaget LM Ericsson              President of Ericsson
Citizenship:  Sweden                    SE-126 25 Stockholm
                                        Sweden

Goran Lindahl                           ABB Ltd.                                     President and CEO of ABB
Citizenship:  Sweden                    Postfach 8131                                Ltd.
Director                                CH-8050 Zurich
                                        Switzerland

Per Lindh                               Ericsson Enterprise AB                       Employee Representative
Citizenship:  Sweden                    Augustendalsvagen 21
Director                                SE-131 89 Stockholm
                                        Sweden

Einar Lindqvist                         Ericsson Telecom AB                          President of Ericsson
Citizenship:  Sweden                    SE-126 25 Stockholm                          Telecom AB
                                        Sweden

Sverker Martin-Lof                      Box 7827                                     President and CEO of SCA
Citizenship:  Sweden                    SE-103 97 Stockholm
Director                                Sweden

Bert Nordberg                           Telefonaktiebolaget LM Ericsson              Executive Vice President of
Citizenship:  Sweden                    SE-126 25 Stockholm                          Ericsson
                                        Sweden

Eckhard Pfeiffer                        7 Saddlebrook Lane                           Chairman of Intershop
Citizenship:  Germany                   Houston, Texas 77024                         Communications AG
Director

Haijo Pietersma                         Ericsson Enterprise AB                       Executive Vice President of
Citizenship:  The Netherlands           SE-131 89 Stockholm                          Ericsson
                                        Sweden

Lars Ramqvist                           Telefonaktiebolaget LM Ericsson              Chairman and CEO of
Citizenship:  Sweden                    SE-126 25 Stockholm                          Ericsson
Director                                Sweden

Clas Reuterskiold                       AB Industrivarden                            CEO of AB Industrivarden
Citizenship:  Sweden                    Box 5403
Director                                SE-114 84 Stockholm
                                        Sweden

NAME AND CITIZENSHIP                    BUSINESS ADDRESS                             PRINCIPAL OCCUPATION
Per-Arne Sandstrom                      Ericsson Inc.                                President and CEO of
Citizenship:  Sweden                    740 East Campbell Road                       Ericsson Inc.
                                        Richardson, Texas 75081

Kjell Sorme                             Ericsson Asia Pacific Limited                President of Ericsson Asia
Citizenship:  Sweden                    12/F & 15/F Devon House                      Pacific Limited
Executive Vice President                Talkoo Place, 979 King's Road
                                        Quarry Bay
                                        Hong Kong

Peter Sutherland                        Goldman Sachs International                  Chairman of Goldman Sachs
Citizenship:  Ireland                   Peterborough Court                           International
Director                                133 Fleet Street
                                        London EC4A 2BB
                                        United Kingdom

Ake Svenmark                            Ericsson Radio Systems AB                    Senior Specialist in
Citizenship:  Sweden                    Torshamnsgatan 21-23                         Antenna Systems, Employee
Deputy Director                         SE-16480 Stockholm                           Representative
                                        Sweden

Michael Thurk                           Ericsson Datacom, Inc.                       President of Ericsson
Citizenship:  United States             77 South Bedford St                          Datacom, Inc.
                                        Burlington, MA 01803

Marcus Wallenberg                       Investor AB                                  President and CEO of
Citizenship:  Sweden                    Arsenalsgatan 8c                             Investor AB
Deputy Chairman and Director            SE-103 32 Stockholm
                                        Sweden

Jan Wareby                              Ericsson Consumer Products Ltd.              President of Ericsson
Citizenship:  Sweden                    1 St James' Square                           Consumer Products Ltd.
                                        London SW14 4ER
                                        United Kingdom

               DIRECTORS AND OFFICERS OF ERICSSON INC. ("PARENT")

NAME AND CITIZENSHIP                    BUSINESS ADDRESS                      PRINCIPAL OCCUPATION
Michael Gillert                         740 E. Campbell Road, Richardson,     Vice President and Treasurer of
Citizenship:  United States             Texas 75081                           Ericsson Inc.

Lawrence Lyles                          740 E. Campbell Road, Richardson,     Vice President and General Counsel
Citizenship:  United States             Texas 75081                           of Ericsson Inc.
Director

John Moore                              740 E. Campbell Road, Richardson,     Associate General Counsel of
Citizenship:  United States             Texas 75081                           Ericsson Inc.

Per-Arne Sandstrom                      740 E. Campbell Road, Richardson,     President and CEO
Citizenship:  Sweden                    Texas 75081
Director

     DIRECTORS AND OFFICERS OF ERICSSON MPD ACQUISITION CORP. ("PURCHASER")

NAME AND CITIZENSHIP                    BUSINESS ADDRESS                      PRINCIPAL OCCUPATION
Lawrence Lyles                          740 E. Campbell Road,                 Vice President and General Counsel
President and Chairman                  Richardson, Texas 75081               of Ericsson Inc.
Citizenship:  United States

John Moore                              740 E. Campbell Road,                 Associate General Counsel of
Secretary and Treasurer                 Richardson, Texas 75081               Ericsson Inc.
Citizenship:  United States